Exhibit 3.1

                               CERTIFICATE OF THE
                     DESIGNATIONS, PREFERENCES AND RELATIVE
                   PARTICIPATING, OPTIONAL AND OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                          OR RESTRICTIONS OF SERIES I
                               PREFERRED STOCK OF
                         COMPETITIVE TECHNOLOGIES, INC.


     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, COMPETITIVE TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the Board of Directors (the "Board") of COMPETITIVE TECHNOLOGIES, INC. (the "Company") on December 2, 2010,
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adopted the following resolution designating a new series of preferred stock as
Series I Preferred Stock:

     RESOLVED, that, pursuant to the authority vested in the Board of Directors (the "Board") of COMPETITIVE TECHNOLOGIES, INC. (the "Company") in accordance
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with the provisions of the Certificate of Incorporation of the Company (the
"Certificate") and the provisions of Section 151(g) of the General Corporation
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Law of the State of Delaware, a series of preferred stock of the Company is hereby authorized, and the designation and number of shares thereof, and the preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows (in addition to any preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate which are applicable to shares of Preferred Stock, par value $0.001 per share of the Company (the "Preferred Stock")):
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     SECTION 1.  Designation and Number of Shares.  The shares of such series
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shall be designated as "Series I Preferred Stock" (the "Series I Preferred
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Stock").  The number of shares initially constituting the Series I Preferred
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Stock shall be 20,000; provided, however, that, if more than a total of 20,000
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shares of Series I Preferred Stock shall be issuable upon the exercise of Rights
(the "Rights") issued pursuant to the Rights Agreement dated as of December 2,
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2010, between the Company and American Stock Transfer & Trust Company, LLC,  as
Rights Agent (the "Rights Agreement"), the Board, pursuant to Section 151(g) of
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the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series I Preferred Stock authorized to be issued to be increased (to the extent that the Certificate then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

     SECTION 2.  Dividends or Distributions.  (a)  Subject to the superior
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rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Company ranking superior to the shares of Series I Preferred Stock with respect to dividends, the holders of shares of Series I Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the
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first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series I Preferred Stock, in the amount of $0.25 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series I Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") in an amount per
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whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in

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effect times the cash dividends then to be paid on each share of Common Stock.
In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole share of Series I Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after
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December 2, 2010, the Company shall (i) declare or pay any dividend on the
Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after December 2, 2010, the Company shall
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issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

      (b) The Company shall declare a cash dividend on the Series I Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the
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event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series I Preferred Stock, a dividend of $0.25 per whole share on the Series I Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be. The Board may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     (d) So long as any shares of Series I Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series I Preferred Stock shall have been declared and set aside.

     (e) The holders of shares of Series I Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

     SECTION 3.  Voting Rights.  No voting rights shall attach to the Series I
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Preferred Stock.


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     SECTION 4.  Certain Restrictions.  (a)  Whenever quarterly dividends or
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other dividends or distributions on the Series I Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Preferred Stock outstanding shall have been paid in full, the Company shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except dividends paid ratably on the Series I Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock; provided, however,
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that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series I Preferred Stock, or any shares of stock ranking on a parity with the Series I Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5.  Liquidation Rights.  Upon the liquidation, dissolution or
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winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock unless, prior thereto, the holders of shares of Series I Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common
Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series
I Preferred Stock, except distributions made ratably on the Series I Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided, that no holder of any Series I Preferred
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Stock shall be authorized or entitled to receive upon involuntary liquidation of the Company an amount in excess of $100.00 per share of Series I Preferred
Stock.

     SECTION 6.  Consolidation, Merger, etc.  In case the Company shall enter
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into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series I Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.


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     SECTION 7.  No Redemption; No Sinking Fund.  (a)  The shares of Series I
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Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series I Preferred Stock; provided, however, that,
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subject to Section 4(a)(iv), the Company may purchase or otherwise acquire outstanding shares of Series I Preferred Stock in the open market or by offer to any holder or holders of shares of Series I Preferred Stock.

     (b) The shares of Series I Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

     SECTION 8.  Ranking.  The Series I Preferred Stock shall rank junior to all
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other series of Preferred Stock of the Company unless the Board shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

     SECTION 9.  Fractional Shares.  The Series I Preferred Stock shall be
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issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Preferred Stock. In lieu of fractional shares, the Company, prior to the first issuance of a share or a fraction of a share of Series I Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series I Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided, however,
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that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series I Preferred Stock.

     SECTION 10.  Reacquired Shares.  Any shares of Series I Preferred Stock
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purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate.

     SECTION 11.  Amendment.  So long as any shares of Series I Preferred Stock
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shall be outstanding, (i) none of the powers, preferences and relative, participating, optional and other special rights of the Series I Preferred Stock as herein provided shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series I Preferred Stock so as to affect them adversely and (ii) no amendment, alteration or repeal of the Certificate or of the By-laws of the Company shall be effected so as to affect adversely any of such powers, preferences, rights or privileges.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed in its corporate name on this 2nd day of December, 2010.

                              COMPETITIVE TECHNOLOGIES, INC.,

                              By:  /s/ Johnnie D. Johnson
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                                   Johnnie D. Johnson
                                   Chief Executive Officer